Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Lawrence E. Hyatt (615) 235-4432

Media Contact:	Janella Escobar (615) 235-4618

CRACKER BARREL REPORTS RESULTS FOR SECOND QUARTER FISCAL 2015

AND INCREASES EARNINGS GUIDANCE FOR FISCAL 2015

Adjusted EPS increased to $1.93 compared to $1.56 in the prior year quarter

Comparable store restaurant sales increased 7.9% on 4.7% traffic growth

LEBANON, Tenn. – February 24, 2015 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the second quarter of fiscal 2015 ended January 30, 2015.

Second-Quarter Fiscal 2015 Highlights

•	Compared to the prior-year second quarter, comparable store traffic increased 4.7%, comparable store restaurant sales increased 7.9% and comparable store retail sales increased 3.2%.

•	Thirteenth consecutive quarter of outperformance of the Knapp-TrackTM casual dining index.

•	On a GAAP basis, operating income margin was 9.4% of total revenue, compared with 8.4% in the prior year quarter. Adjusted to exclude the impact of an accrual related to the previously disclosed Fair Labor Standards Act (“ FLSA”) litigation, adjusted operating income margin was 9.7% of total revenue, compared to prior year adjusted operating income margin of 8.5%. (See non-GAAP reconciliation below.)

•	On a GAAP basis, earnings per diluted share were $1.96, or $1.93 when adjusted to exclude the impact of the FLSA litigation accrual and the retroactive reinstatement of the Work Opportunity Tax Credit (“WOTC”), a 24% increase over adjusted earnings per diluted share of $1.56 in the prior year quarter.

Commenting on the second-quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “We believe that our strong performance in the quarter results from several key factors, including mild winter weather compared to the prior year quarter, the positive impact of lower gasoline prices on consumer spending and travel, the success of our national advertising, and consistent execution of the Cracker Barrel experience by our operations teams. We are pleased with the strength of these results and our ability to once again outperform the industry as measured by the Knapp-Track Casual Dining Index.”

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

Second-Quarter Fiscal 2015 Results

Revenue

The Company reported total revenue of $756.0 million for the second quarter of fiscal 2015, representing an increase of 8.2% over the second quarter of the prior year. Comparable store restaurant sales increased 7.9%, including a 3.2% increase in average check. The average menu price increase for the quarter was approximately 2.5%. Comparable store retail sales increased 3.2% for the quarter. The Company opened one store during the second quarter, for a total of three new store openings year-to-date.

Comparable store restaurant traffic, average check, and comparable store restaurant and retail sales for the fiscal months of November, December and January and for the second quarter were as follows:

				Second
	November	December	January	Quarter
Comparable restaurant traffic	2.5%	3.1%	8.3%	4.7%
Average check	3.1%	3.2%	3.1%	3.2%
Comparable restaurant sales	5.6%	6.3%	11.4%	7.9%
Comparable retail sales	-0.6%	0.5%	15.0%	3.2%

Operating Income

GAAP operating income in the second quarter was $71.2 million, or 9.4% of total revenue. Adjusted to exclude the impact of the FLSA litigation accrual, adjusted operating income was $73.4 million, or 9.7% of total revenue, compared with adjusted operating income of $59.1 million, or 8.5% of total revenue, in the prior year quarter. Reductions in labor and related expenses and other store operating expenses were partially offset by an increase in general and administrative expenses.

Diluted Earnings per Share

On a GAAP basis, earnings per diluted share in the second quarter of fiscal 2015 were $1.96, compared with $1.55 in the prior year quarter. Adjusted to exclude the impact of the FLSA litigation accrual and the retroactive reinstatement of the Work Opportunity Tax Credit, adjusted earnings per diluted share were $1.93, compared with adjusted earnings per diluted share of $1.56 in the prior year quarter.

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

Fiscal 2015 Outlook

Based upon year-to-date financial performance, the Company adjusted its previous full year earnings guidance, and now expects to report adjusted earnings per diluted share of between $6.40 and $6.50. For fiscal 2015, the Company expects total revenue of between $2.80 billion and $2.85 billion and an adjusted operating income margin of approximately 8.5%. The revenue projection for fiscal 2015 reflects the expected opening of six new Cracker Barrel stores for the year, projected increases in comparable store restaurant sales of between 3.5% to 4.5%, and comparable store retail sales of between 2.5% to 3.5%. The Company’s projections are based upon expected food commodity inflation of between 3.5% to 4.0% for the year; depreciation expense of between $71 million and $73 million; net interest expense of approximately $17 million; and an effective tax rate with the WOTC reinstatement of between 31% to 32%. The Company expects capital expenditures during fiscal 2015 to be approximately $100 million.

The Company expects to report earnings per diluted share for the third quarter of 2015 of between $1.30 and $1.40. The Company notes that this guidance assumes normal weather patterns for the balance of the third quarter. Additionally, the Company reminds investors that its outlook for both the third quarter and for fiscal 2015 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2015 Second-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com on February 24, 2015, beginning at 11:00 a.m. (Eastern Time). An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through March 10, 2015.

About Cracker Barrel

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 634 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. - 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

CBRL-F

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY 2015 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
			Percentage			Percentage
	1/30/15	1/31/14	Change	1/30/15	1/31/14	Change
Total revenue	$755,966	$698,491	8%	$1,439,394	$1,347,632	7%
Cost of goods sold	262,155	243,015	8	484,450	448,944	8

Gross profit	493,811	455,476	8	954,944	898,688	6
Labor and other related expenses	251,674	238,742	5	494,001	475,489	4
Other store operating expenses	133,726	128,100	4	263,898	253,441	4

Store operating income	108,411	88,634	22	197,045	169,758	16
General and administrative expenses	37,190	29,928	24	70,382	66,815	5

Operating income	71,221	58,706	21	126,663	102,943	23
Interest expense	4,684	4,471	5	9,108	8,878	3

Pretax income	66,537	54,235	23	117,555	94,065	25
Provision for income taxes	19,374	17,180	13	36,368	29,850	22

Net income	$47,163	$37,055	27	$81,187	$64,215	26

Earnings per share – Basic:	$1.97	$1.56	26	$3.40	$2.70	26

Earnings per share – Diluted:	$1.96	$1.55	26	$3.38	$2.68	26

Weighted average shares:
Basic	23,914,797	23,812,777	0	23,888,496	23,815,107	0
Diluted	24,032,389	23,970,611	0	24,016,913	23,947,850	0
Ratio Analysis
Total revenue:
Restaurant	76.4%	75.6%		78.1%	77.9%
Retail	23.6	24.4		21.9	22.1

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold	34.7	34.8		33.7	33.3

Gross profit	65.3	65.2		66.3	66.7
Labor and other related expenses	33.3	34.2		34.3	35.3
Other store operating expenses	17.7	18.3		18.3	18.8

Store operating income	14.3	12.7		13.7	12.6
General and administrative expenses	4.9	4.3		4.9	5.0

Operating income	9.4	8.4		8.8	7.6
Interest expense	0.6	0.6		0.6	0.6

Pretax income	8.8	7.8		8.2	7.0
Provision for income taxes	2.6	2.5		2.6	2.2

Net income	6.2%	5.3%		5.6%	4.8%

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	1/30/15	1/31/14
Assets
Cash and cash equivalents	$182,609	$91,353
Accounts receivable	20,046	18,206
Income tax receivable	0	4,100
Inventory	140,820	148,073
Prepaid expenses	16,676	13,881
Deferred income taxes	6,004	4,316
Property and equipment, net	1,040,475	1,029,447
Other long-term assets	63,848	60,764

Total assets	$1,470,478	$1,370,140

Liabilities and Shareholders’ Equity
Accounts payable	$82,902	$82,202
Other current liabilities	231,818	215,170
Long-term debt	400,000	387,500
Interest rate swap liability	12,957	9,761
Other long-term obligations	127,678	121,228
Deferred income taxes	53,493	57,098
Shareholders’ equity, net	561,630	497,181

Total liabilities and shareholders’ equity	$1,470,478	$1,370,140

Common shares issued and outstanding	23,923,881	23,820,077

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Six Months Ended
	1/30/15	1/31/14
Cash flows from operating activities:
Net income	$81,187	$64,215
Depreciation and amortization	35,506	33,301
Loss on disposition of property and equipment	3,995	2,089
Share-based compensation, net of excess tax benefit	4,031	3,642
Decrease (Increase) in inventories	24,606	(1,386)
(Decrease) in accounts payable	(15,575)	(28,435)
Net changes in other assets and liabilities	19,316	(10,521)

Net cash provided by operating activities	153,066	62,905

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(37,647)	(38,468)
Proceeds from sale of property and equipment	1,317	1,268

Net cash used in investing activities	(36,330)	(37,200)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	0	(1)
(Taxes withheld) from exercise of share-based compensation awards, net	(4,420)	(8,446)
Excess tax benefit from share-based compensation	2,299	604
Purchases and retirement of common stock	0	(12,473)
Deferred financing costs	(3,537)	0
Dividends on common stock	(47,830)	(35,754)

Net cash used in financing activities	(53,488)	(56,070)

Net increase (decrease) in cash and cash equivalents	63,248	(30,365)
Cash and cash equivalents, beginning of period	119,361	121,718

Cash and cash equivalents, end of period	$182,609	$91,353

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Second Quarter Ended		Six Months Ended
	1/30/15	1/31/14	1/30/15	1/31/14
Units in operation:
Open at beginning of period	633	625	631	624
Opened during period	1	0	3	1

Open at end of period	634	625	634	625
Total revenue: (In thousands)
Restaurant	$577,558	$528,391	$1,124,265	$1,050,338
Retail	178,408	170,100	315,129	297,294

Total revenue	$755,966	$698,491	$1,439,394	$1,347,632

Cost of goods sold: (In thousands)
Restaurant	$163,742	$148,382	$317,160	$290,978
Retail	98,413	94,633	167,290	157,966

Total cost of goods sold	$262,155	$243,015	$484,450	$448,944

Average unit volume: (In thousands)
Restaurant	$911.1	$845.4	$1,775.4	$1,681.5
Retail	281.4	272.2	497.7	475.9

Total	$1,192.5	$1,117.6	$2,273.1	$2,157.4

Operating weeks:	8,241	8,125	16,464	16,241

	Q2 2015 vs. Q2 2014	6 mo. 2015 vs. 6 mo. 2014
Comparable store sales period to period increase:
Restaurant	7.9%	5.6%
Retail	3.2%	4.4%
Number of locations in comparable store base	622	621

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Cracker Barrel Reports Second Quarter Results

February 24, 2015

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

In the accompanying press release the Company makes reference to As Adjusted store operating income, general and administrative expenses, operating income, provision for taxes and net income per share before the impact of a contingent accrual for the Fair Labor Standards Act litigation, the retroactive reinstatement of the Work Opportunity Tax Credit and prior year proxy contest expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Second Quarter ended January 30, 2015			Second Quarter ended January 31, 2014
	As Reported	Adjust (1), (2)	As Adjusted	As Reported	Adjust (3)	As Adjusted
Store operating income	108,411	—	108,411	88,634	—	88,634
General and administrative expenses	37,190	(2,150)	35,040	29,928	(376)	29,552

Operating income	71,221	2,150	73,371	58,706	376	59,082
Interest Expense	4,684	—	4,684	4,471	—	4,471

Pretax income	66,537	2,150	68,687	54,235	376	54,611
Provision for income taxes	19,374	2,984	22,358	17,180	119	17,299

Net income	$47,163	$(834)	$46,329	$37,055	$256	$37,311

Earning per share - Basic	$1.97	$(0.03)	$1.94	$1.56	$0.01	$1.57
Earning per share - Diluted	$1.96	$(0.03)	$1.93	$1.55	$0.01	$1.56

	Six months ended January 31, 2015			Six months ended January 31, 2014
	As Reported	Adjust (1), (2)	As Adjusted	As Reported	Adjust (3)	As Adjusted
Store operating income	197,045	—	197,045	169,758	—	169,758
General and administrative expenses	70,382	(2,150)	68,232	66,815	(3,200)	63,615

Operating income	126,663	2,150	128,813	102,943	3,200	106,143
Interest Expense	9,108	—	9,108	8,878	—	8,878

Pretax income	117,555	2,150	119,705	94,065	3,200	97,265
Provision for income taxes	36,368	2,984	39,352	29,850	1,015	30,865

Net income	$81,187	$(834)	$80,353	$64,215	$2,185	$66,400

Earning per share - Basic	$3.40	$(0.04)	$3.36	$2.70	$0.09	$2.79
Earning per share - Diluted	$3.38	$(0.03)	$3.35	$2.68	$0.09	$2.77

(1)	Charges and tax effects of contingent liability accrual related to previously disclosed Fair Labor Standards Act litigation.
(2)	Provision for taxes adjusted to exclude the $2.3 million prior year favorable effect of the retroactive reinstatement of the work opportunity tax credit.
(3)	Charges and tax effects of the proxy contest concluded at the Company’s annual shareholder meeting

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